As filed with the Securities and Exchange Commission on September 10, 1996

                                                               File No. 33-75854

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              --------------------
                        METRIC INCOME TRUST SERIES, INC.,
        (Exact name of registrant as specified in governing instruments)
                            a California corporation
                            (State of incorporation)

                                   94-3087630
                      (I.R.S. Employer Identification No.)

                        One California Street, Suite 1400
                         San Francisco, California 94111
                                 (415) 678-2000
                  (Address and telephone number of registrant's
                          principal executive offices)

                            HERMAN H. HOWERTON, Esq.
                                  METRIC REALTY
                        One California Street, Suite 1400
                         San Francisco, California 94111
                     (Name and address of agent for service)

      The Commission is requested to send copies of all communications to:

                            JOSEPH S. RADOVSKY, ESQ.
                       Greene Radovsky Maloney & Share LLP
                         Spear Street Tower, Suite 4200
                                   One Market
                         San Francisco, California 94105
                              --------------------
        Approximate date of commencement of proposed sale to the public:
                                  March 1, 1994

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plan, please check the following box. [X]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

                       Calculation of Registration Fee(1)

                               Proposed        Proposed
                   Amount       maximum         maximum               Amount of
 Title of          to be       offering        aggregate            Registration
Securities      Registered       price      offering price(2)          fee(2)
- ----------      ----------       -----      -----------------          ------
Common Stock   500,000 Shares    $7.41        $3,705,000               $1,278


(1) The registration fee was paid on the original filing of this Registration Statement.
(2) Calculated pursuant to the formula set forth in the Prospectus in accordance with Rule 457(d) for purposes of calculating the registration fee only.

     By this amendment, the Metric Income Trust Series, Inc., hereby deregisters all securities offered pursuant to this Registration Statement remaining unsold.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on September 10, 1996.

                                                METRIC INCOME TRUST SERIES, INC.


                                                By \s\ Robert A. Fiddaman
                                                   -----------------------------
                                                   Robert A. Fiddaman
                                                   President, Chief Executive
                                                   Officer and Chairman of
                                                   the Board
                                                   (Principal Executive Officer)



     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


       Signature                       Title                          Date
       ---------                       -----                          ----

\s\ Robert A. Fiddaman        Chairman, President, Chief             9/2/96
- ---------------------------   Executive Officer and              -------------
Robert A. Fiddaman            Director
                              (Principal Executive Officer)



\s\ Margot M. Giusti          Executive Vice President,              8/30/06
- ---------------------------   Financial Services and             -------------
Margot M. Giusti              Administration and Chief
                              Financial Officer (Principal
                              Financial and Accounting
                              Officer)



\s\ Donald K. Devine          Director                                9/3/96
- ---------------------------                                      -------------
Donald K. Devine


\s\ William G. Moeckel, Jr.   Director                                9/3/96
- ---------------------------                                      -------------
William G. Moeckel, Jr.


\s\ William F. Garlock        Director                               9/3/96
- ---------------------------                                      -------------
William F. Garlock


\s\ Robert M. Rouse           Director                                9/3/96
- ---------------------------                                      -------------
Robert M. Rouse